SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CONSOLIDATED MEDICAL MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

MONTANA
(State or other jurisdiction of incorporation or organization)

82-0369233
(I.R.S. Employer Identification No.)

11829 FLORIDA BLVD, BATON ROUGE, LA 70816
(Address of principal executive offices, including zip code)

2001 NON-QUALIFIED STOCK OPTION PLAN NO. 2
(Full title of the plans)

Richard W. Markle, Attorney at law
P.O. Box 541182, Houston, Texas 77254

(Name, address, including zip code, of agent for service)

(713) 520-0492
Telephone number, including area code, of agent for service

CALCULATION OF REGISTRATION FEE
                                     Proposed       Proposed
Title of                             Maximum        Maximum
Securities         Amount            Offering       Aggregate       Amount of
to be              to be             Price Per      Offering        Registration
Registered(2)      Registered        Share          Price           Fee

Common Stock        5,000,000        $0.055(1)       $275,000          $250

$.001 par value

(1)This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457 under the Securities
Act of 1933 and is calculated on the basis of the average of the bid and asked price of the common stock as of September 10, 2001.

(2)In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The following documents filed by the Company with the Securities and Exchange
Commission (the "Commission") are hereby incorporated herein by reference:

1. The Company's Annual Report on Form 10-QSB for the quarter ended June 30,
2001, as amended.

2. All reports filed by the Company with the Commission pursuant to
Section 13(a) or 15(d) of the Exchange Act of 1934, as amended, since the end of the fiscal year ended December 31, 2000.

3. The description of the Common Stock contained in the Company's registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.
All reports and other documents subsequently filed by the Company pursuant to
Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities covered by this
Registration Statement have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities.
Not applicable.

Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.
Sections 35-1-451 through 35-1-459 of the Montana Business Corporation Act expressly authorizes a Montana corporation to indemnify its directors, officers, employees, and agents against claims or liabilities arising out of such persons' conduct in such capacities if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. In general, these provisions provide for indemnification in instances when such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the
Company.

Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits. The following exhibits are attached to this
Registration Statement:

                                  SEC
Reference
Exhibit No.         No.            Description of Exhibit

4.01                4              2001 Non-Qualified Stock Option Plan
                                    No. 2

4.02                4              Form of option certificate

5.01             5 & 3             Opinion of ATTORNEY, including
                                    consent of ATTORNEY, with respect to
                                    the legality of the issuance of
                                    securities being issued

23.01               23             Consent of Independent Certified Public
                                    Accountants

Item 9.     Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution.

(2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities being offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the
Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the
Securities Exchange Act of 1934) that is incorporated by reference in this
Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the
Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baton Rouge, State of Louisiana, on the 11th day of September
2001.

Consolidated Medical Management, Inc.

     By /s/ Peggy Behrens, President

Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in thecapacities and on the date indicated.

Signature                        Title                                   Date

/s/ Peggy Behrens              Director, President
                               and Principal Financial Officer